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                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               NEXAR TECHNOLOGIES FILES CHAPTER 11 PETITION; ANNOUNCES
                     DELISTING OF COMMON STOCK FROM NASDAQ MARKET

SOUTHBOROUGH, Mass., December 17, 1998 -- Nexar Technologies, Inc. announced today that it has filed a voluntary petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court in Worcester, Mass.

The Company has succeeded in negotiating a debtor in possession financing agreement with ATEC Group, Inc. of Hauppauge, NY to fund Nexar's operations under the supervision of the Bankruptcy Court. The financing will enable Nexar to, among other things, continue to provide limited support and warranty service to its customers.

The Company also announced today that effective at the close of business on December 16, 1998, its common stock would no longer be listed on Nasdaq due to the failure of the Company to meet continuing listing requirements.

SAFE HARBOR STATEMENT

Statements in this release which express the beliefs and expectations of the Company regarding its future results or performance are forward-looking statements that involve a number of risks and uncertainties. The Company's actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences include those discussed in the Company's SEC filings, including its Form 10-K, filed March 30, 1998 and its quarterly reports on Form 10-Q, including its form 10-Q filed on November 16, 1998. The Company undertakes no obligation to update any such forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

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For more information, contact:

Robins, Kaplan, Miller & Ciresi L.L.P.
Anthony A. Froio
617/267-2300